LecTec Corporation

Contact: Bill Johnson, Controller (952-933-2291 X24)

LecTec Corporation Reports 2007 Fourth Quarter and Year End Financial Results
and Announces Annual Meeting April 25, 2008.

March 31, 2008 - - Edina, MN - LecTec Corporation (OTCBB: LECT) reported today the financial results of the Company for the three and twelve months ended December 31, 2007 and 2006. The Company is an intellectual property licensing and holding company.

Novartis has launched an adult vapor patch product in the United States for the current cough/cold and flu season. Product shipments are currently being made to U.S. retail customers. This is a significant development for the Company in its effort to rejuvenate its revenue stream. The Company has begun receiving royalty income based on sales of these vapor patch products under the terms of the licensing agreement with Novartis. Currently, the Company estimates that it will receive $100,000 to $400,000 annually in royalty income under the licensing agreement the Company has with Novartis. There can be no assurance that the Company will realize such amounts because there are many factors that the Company cannot control.

Results of Continuing Operations

The Company recorded royalty income of $100,431 for the fourth quarter ended December 31, 2007, consisting of $78,485 resulting from sales of a new adult vapor patch, and $21,946 from the settlement of a royalty audit the Company completed with Novartis Consumer Health (Novartis) under the Company’s only licensing agreement. The Company had no revenue from operations for the fourth quarter of 2006. The Company had a net loss from continuing operations of ($19,568) or ($0.00) per basic and diluted share for the fourth quarter of 2007, compared to a net loss from continuing operations of ($115,972) or ($0.03) per basic and diluted share for the fourth quarter of 2006. The improvement in the net loss from continuing operations of $96,404 for the fourth quarter of 2007 compared to the same quarter of 2006 was due primarily to the lack of earned royalty income in the fourth quarter of 2006.

The Company recorded royalty income of $100,431 for the year ended December 31, 2007, compared to royalty income of $126,660 for the year ended December 31, 2006. The decline in royalty income is attributable to the previously announced product recall of pediatric patches by Novartis. Net loss from continuing operations for 2007 was ($748,980) or ($0.18) per basic and diluted share, compared to a net loss from continuing operations for 2006 of ($335,532), or a loss of ($0.08) per basic and diluted share. The decrease of $413,448 in the results from continuing operations for 2007 as compared to 2006 was due primarily to an increase in compensation expense of $332,925 as a result of the Company granting fully vested options during 2007, increases in consulting and legal expenses relating to the Company’s efforts to evaluate the value of the Company’s Intellectual Property (“IP”) portfolio for licensing, merger and acquisition opportunities, new provisional patent costs, and other costs surrounding potential infringement issues to protect the Company’s IP portfolio. There was also a decrease of $26,229 in royalty income for 2007 from 2006.

Results of Discontinued Operations

There was no net loss from discontinued operations for the fourth quarter or year ended December 31, 2007. The net loss from discontinued operations for the fourth quarter and year ended December 31, 2006 was ($31,650) resulting from increasing a reserve for sales returns and credits for sales prior to the discontinuance of manufacturing operations. The loss per share (basic and diluted) from discontinued operation was ($0.01) for the fourth quarter and year ended December 31, 2006.

Net Results of Operations

Net loss for the fourth quarter of 2007 was $19,568, or ($0.00) per basic and diluted share, compared to a net loss for the fourth quarter of 2006 of ($147,622), or ($0.04) per basic and diluted share.

Net loss for 2007 was ($748,980), or ($0.18) per basic and diluted share, compared to a net loss of ($367,182), or ($0.09) per basic and diluted share. The overall decline in the net loss for the fourth quarter and the year ended December 31, 2007 over the comparable periods in 2006 is due to the reasons stated above.

Liquidity

Total assets decreased $414,668 to $1,099,989 at December 31, 2007 from $1,514,657 at December 31, 2006. Cash and cash equivalents decreased $448,860 to $832,925 at December 31, 2007 from $1,281,785 at December 31, 2006. The decrease in total assets and the reduction in cash and cash equivalents resulted primarily from a lack of royalty income from Novartis relating to the previously discussed product recall and the reduction in cash resulting from the general outflow of operating expenses.

The Company believes its existing cash and cash equivalents will be sufficient to fund operations through 2008 and 2009, based upon its current cash on hand, and the anticipated operating expenses the Company is likely to incur during 2008 and 2009. The Company earns interest on its available cash. The Company earned interest income of $50,941 and $61,846 during the years ended December 31, 2007 and 2006, respectively.

Other Information

The Company will hold its shareholder meeting on Friday April 25, 2008 at 3:00 pm Central Daylight Time at the Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344. A proxy statement for the meeting and a copy of the Company’s Form 10-KSB will be mailed to shareholders of record as of March 28, 2008 in April 2008.

This press release contains forward-looking statements concerning possible or anticipated future results of operations or business developments which are typically preceded by the words “believes,” “wants,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such forward-looking statements are subject to risks and uncertainties, which could cause results or developments to differ materially from those, indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the Company’s dependence on royalty payments from Novartis Consumer Health, Inc. (“Novartis”), which recently began selling an adult vapor patch licensed by the Company, the Company’s dependence on key personnel and Board of Director members, the success or failure of any attempt by the Company to protect or enforce its patents and territories of coverage, the issuance of new accounting pronouncements, the availability of opportunities for licensing agreements related to patents that the Company holds, limitations on market expansion opportunities, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and particularly as described in the “Cautionary Statements” filed as Exhibit 99.01 to our Form 10-KSB for the year ended December 31, 2006.

LecTec Corporation

Statements of Operations

(in thousands except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)

CONTINUING OPERATIONS:
Revenue - royalty and licensing fees	$100	$-	$100	$127
Operating expenses	130	132	900	524
Loss from continuing operations	(30)	(132)	(800)	(397)

Interest income	10	16	51	62
Net loss from continuing operations	(20)	(116)	(749)	(335)

DISCONTINUED OPERATIONS:
Net loss from continuing operations	-	(32)	-	(32)

NET LOSS	$(20)	$(148)	$(749)	$(367)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	4,176	4,149	4,166	4,149

LOSS PER COMMON SHARE:
Basic and diluted -
Continuing operations	$-	$(0.03)	$(0.18)	$(0.08)
Discontinued operations	-	(0.01)	-	(0.01)

Total	$-	$(0.04)	$(0.18)	$(0.09)

Balance Sheet Data

(in thousands)

	(unaudited)
	December 31, 2007	December 31, 2006
Cash and cash equivalents	$833	$1,282
Royalty receivable	100	-
Prepaid expenses and other	63	66
Total current assets	996	1,348
Other assets	104	167
Total assets	$1,100	$1,515

Accrued expenses	$71	$88
Discontinued operations - liabilities	130	130
Total current liabilities	201	218
Shareholders' equity	899	1,297
Total liabilities and shareholders' equity	$1,100	$1,515

Working capital	$795	$1,130